Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202064) and the Registration Statement on Form S-8 (No. 333-190102) of Vanguard Natural Resources, LLC of all references to our firm and information from our reserves report of LRR Energy, L.P. dated February 26, 2015, included in or made a part of the LRR Energy, L.P. Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 4, 2015, and our summary report attached as Exhibit 99.2 to such Annual Report on Form 10-K. We also hereby consent to all references to our firm and information from the report appearing in this Current Report on Form 8-K of Vanguard Natural Resources, LLC.

NETHERLAND, SEWELL & ASSOCIATES, INC.

    By:    /s/ Danny D. Simmons
    Name:    Danny D. Simmons, P.E.
    Title:    President and Chief Operating Officer

Houston, Texas
October 8, 2015